================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT


                                    LBP, INC.

        Delaware                          0-24094               13-3764375
(State or other jurisdiction of   (Commission file No.)      (I.R.S. Employer
incorporation or organization)                            Identification Number)


                  200 Mamaroneck Avenue, White Plains, NY 10601
              (Address of principal executive offices) (Zip Code)


        Registrant's Telephone Number including Area Code: (914) 421-2545


                         LESLIE BUILDING PRODUCTS, INC.
          (Former name or former address, if changed since last report)

================================================================================

ITEM 2.  Acquisition or Disposition of Assets.

            Pursuant to an Asset Purchase Agreement, dated May 26, 1998 (the "Agreement"), Registrant's wholly-owned subsidiary, Leslie-Locke, Inc. ("Leslie-Locke"), a Delaware corporation, sold substantially all its net assets to LL Building Products, Inc., a newly-formed Delaware subsidiary of Building Materials Corporation of America, d/b/a GAF Materials Corporation. Leslie-Locke was the sole operating subsidiary of Registrant. The consideration was approximately $44 million in cash. The transaction was consummated on June 18, 1998 (the "Closing Date"), as of 11:59 p.m. May 31, 1998. Pursuant to the Agreement, certain adjustments may be made to the consideration within 120 days from the Closing Date, based upon an audit of the closing date Balance Sheet of Leslie- Locke by the Registrants' independent auditors. Immediately after the closing of the transaction, the name of Leslie- Locke was changed to Prime Acquisition Corp., and the name of Registrant was changed to LBP, Inc.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

            (b) Pro Forma financial information.

            After payment of its outstanding debt, closing costs, and taxes, Registrant and its subsidiary will have cash in excess of $26 million and stockholders' equity in excess of $22 million. A substantial portion of the net proceeds from the sale will be held in escrow for two years. In excess of $22 million of such funds may be released from escrow and used by Registrant at any time to acquire other businesses, for investments, and for certain other permitted payments.

            As a result of the sale of substantially all the net assets of Leslie-Locke, Registrant does not currently have any operating businesses. Registrant will continue to incur expenses associated with the management of its assets, its financial reporting obligations and other administrative functions.

            The sale did not include the assets and liabilities of White Metal Rolling and Stamping Corp., Leslie-Locke's discontinued ladder manufacturing subsidiary. See Item 3. "Legal Proceedings" and Note 5 of Notes to Consolidated Financial Statements in the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997.


                                       (2)

            (c) Exhibits.

                  (1) Asset Purchase Agreement, dated May 26, 1998, by and between Leslie-Locke, Inc. ("Seller") and BMCA Key Acquisition Corp., now known as LL Building Products, Inc. ("Buyer").

                        (i) List of Schedules to Revised Asset Purchase Agreement. Registrant will furnish supplementally a copy of any Schedule upon request of the Commission.

                  (2) First Escrow Agreement, dated June 18, 1998, by and among Seller, Buyer and The Chase Manhattan Bank ("Escrow Agent").

                  (3) Second Escrow Agreement, dated June 18, 1998, by and among Seller, Buyer and the Escrow Agent.

                  (4) Net Proceeds Escrow agreement, dated June 18, 1998, by and among Seller, Buyer and the Escrow Agent.

                  (5) Parent Guarantee Agreement, dated June 18, 1998, by and between Registrant and Buyer.

            Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       LBP, INC.
                                       (Registrant)



                                       By:______________________________________
                                          Leigh J. Abrams
                                          President and Chief Executive Officer


Dated: July 1, 1998


                                       (3)